AMENDMENT NO. 1
                       (Revolving Loan Agreement)


           Reference is made to that certain Revolving Loan Agreement dated as of September 30, 1993 (the "Loan Agreement") among Circus Circus Enterprises, Inc., The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch, all as Co-Agents, CIBC Inc., as Co-Managing Agent, Bank of America National Trust and Savings Association, as Managing Agent, and the Banks therein named. Terms defined in the Loan Agreement are used herein with the same meanings.

           The parties hereto agree as follows:

           1. Section 1.1. Section 1.1 of the Loan Agreement is amended to restate the following defined terms set forth therein to read as follows:

           "'Competitive Advance' means an Advance made to Borrower by any Bank not determined by that Bank's Pro-
        Rata Share of the Commitment pursuant to Section 2.4 or 2.4A."

           "'Competitive Advance Note' means (a) the promissory note made by Borrower in favor of a Bank to evidence the Competitive Advances made by that Bank substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended and (b) any promissory note made by Borrower in favor of a Bank to evidence a Foreign Currency Advance made by that Bank pursuant to
        Section 2.4A and delivered by Borrower to that Bank pursuant to Section 2.4A(e)."

           2. Section 1.1. Section 1.1 of the Loan Agreement is further amended to restate clauses (a), (b), (c) and (d) of the definition of "Deemed New Venture Indebtedness" therein to read as follows:

           " (a) where such Indebtedness is covered in whole or in part by a Contingent Guaranty issued by Borrower and no other owner (or Affiliate of any other owner) has issued a similar Contingent Guaranty, in the amount of such Indebtedness covered by the Contingent Guaranty:

             (b) where such Indebtedness is covered in whole or in part by a Contingent Guaranty issued by a Restricted Subsidiary and no other owner (or Affiliate of any other owner) has issued a similar Contingent Guaranty, in an amount equal to the lesser of (i) the amount of such Indebtedness covered by the Contingent Guaranty and
        (ii) the aggregate Investment of Borrower and its Restricted Subsidiaries in such Restricted Subsidiary;

             (c) where such Indebtedness is covered in whole or in part by a Contingent Guaranty issued by Borrower and other owners (or Affiliates of such owners) have issued similar Contingent Guaranties, in an amount equal to the lesser of (i) the amount of such Indebtedness covered by the Contingent Guaranty and (ii) the same proportion of such Indebtedness as the proportionate direct or indirect ownership interest of Borrower in such New Venture Entity;

             (d) where such Indebtedness is covered in whole or in part by a Contingent Guaranty issued by a Restricted Subsidiary and other owners (or Affiliates of such owners) have issued similar Contingent Guaranties, in an amount equal to the lesser of (i) the lesser of (A) the amount of such Indebtedness covered by the Contingent Guaranty and
        (B) the same proportion of such Indebtedness as the pro-portionate direct or indirect ownership interest of Borrower in such New Venture Entity and (ii) the aggregate Investment of Borrower and its Restricted Subsidiaries in such Restricted Subsidiary;"

  and to add the following after the proviso at the end of such definition:

           "and provided further, that the phrase "Indebtedness covered by a Contingent Guaranty", or similar phrasings, as used in the foregoing definition means the portion of the Indebtedness guaranteed by the Contingent Guaranty where the Contingent Guaranty does not guarantee the entire Indebtedness."

           3. Section 1.1. Section 1.1 of the Loan Agreement is further amended to add the following sentence at the end of the definition of "Contingent Guaranty" therein:

           "The amount of any Contingent Guaranty consisting of a Completion Guaranty shall be deemed to be zero unless and until Borrower or any of its Restricted Subsidiaries has determined, or in good faith should determine based on all information then available to it, that performance by Borrower or the Restricted Subsidiary of its obligations under the Completion Guaranty is at least reasonably possible and, notwithstanding the preceding sentence, if such performance is at least reasonably possible the amount thereof shall, if not stated or determinable, be deemed the reasonably anticipated liability in respect thereof as determined by Borrower or the Restricted Subsidiary in good faith."

           4. Section 1.1. Section 1.1 of the Loan Agreement is further amended to add the following new defined terms at the appropriate alphabetical places:

           "'Completion Guaranty' means a Contingent Guaranty given by Borrower or a Restricted Subsidiary to a holder of Indebtedness of, or an obligee of, a New Venture Entity which obligates Borrower or the Restricted Subsidiary to cause the completion of construction of a New Venture and/or to provide funding for all or a portion of any construction cost overruns with respect thereto."

           "'Darling Casino Project' means the New Venture to be located in Sydney, Australia known as the "Darling Casino
        Project," as described in the written materials heretofore furnished to the Banks."

           "'Foreign Currency Advance' means a Competitive
        Advance made in a currency other than Dollars."

           "'Foreign Currency Base Rate' means, with respect to any Foreign Currency Advance, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in the applicable foreign currency are offered by the Eurodollar Reference Banks to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the date of the Foreign Currency Advance in an aggregate amount approximately equal to the amount of the Foreign Currency Advance and for a period of time comparable to the number of days to the maturity of the Foreign Currency Advance. The determination of the Foreign Currency Base Rate by the Managing Agent shall be conclusive in the absence of manifest error."

           "'Foreign Currency Equivalent' means, as of any date of determination, the equivalent amount in Dollars of a Foreign Currency Advance or a Foreign Currency Letter of Credit, as the case may be, using the currency exchange rate for such date in the New York City wholesale foreign currency exchange market in trading among banks in amounts of $1,000,000 or more, as reported in the Wall Street Journal, or, if not so reported for such date, as otherwise reasonably determined by the Managing Agent."

           "'Foreign Currency Margin Bid' means a Competitive
        Bid to make a Foreign Currency Advance on the basis of a margin over the Foreign Currency Base Rate."

           5.   Section 2.1(a).  Section 2.1(a) of the Loan
  Agreement is amended by restating clause (ii) thereof to read as follows:

           "(ii) do not result in the aggregate principal amount outstanding under the Notes exceeding the then applicable Commitment (with the aggregate principal amount outstanding under the Notes, to the extent consisting of Foreign Currency Advances, respectively, being based on the Foreign Currency Equivalent thereof as of the Banking Day immediately preceding the date of the Request for
        Loan)."

           6.   Section 2.4(a).  Section 2.4(a) of the Loan
  Agreement is amended by restating clause (ii) thereof to read as follows:

           "(ii) evidenced by the Notes being in excess of the then applicable Commitment (with the aggregate principal amount outstanding under the Notes, to the extent consisting of Foreign Currency Advances being based on the Foreign Currency Equivalent thereof as of the Banking Day immediately preceding the date of the Competitive Bid Request)."

           7. Section 2.4A. A new Section 2.4A is added to the Loan Agreement to read as follows:

           "2.4A Foreign Currency Advances.

                (a) Borrower may request, and any Bank may make (in its sole and absolute discretion), a Competitive Advance consisting of a Foreign Currency Advance. Except as otherwise provided in this Section 2.4A, Foreign Currency Advances shall be governed by
             Section 2.4 just as any other Competitive Advance.

                (b) The Competitive Bid Request for a Foreign Currency Advance shall state the foreign currency in which such Foreign Currency Advance is to be made. Any such Competitive Bid Request must be made for a Foreign Currency Advance of at least the Foreign Currency Equivalent at the time of such request of $5,000,000, but may be any amount in excess thereof.

                (c)  If a Competitive Advance is a Foreign
             Currency Advance, all references in Section 2.4 to
             (i) "Eurodollar Margin Bids" shall be deemed references to "Foreign Currency Margin Bids" and (ii) "Eurodollar Base Rate" shall be deemed references to "Foreign Currency Base Rate."

                (d)  Any Foreign Currency Advance and any
             interest payable with respect thereto shall be payable in the same foreign currency as the Foreign
             Currency Advance was made.

                (e) Any Bank making a Foreign Currency Advance may, at its option, require as a condition thereto that Borrower issue in favor of such Bank a separate promissory note substantially in the form of Exhibit C (but denominated in the foreign currency) to evidence such Foreign Currency Advance. If the Bank does not so require, the Foreign Currency Advance shall be evidenced by that Bank's Competitive Advance Note delivered at the Closing Date with the references therein to "Dollars" being deemed references to such foreign currency.

           8. Section 3.1. Section 3.1 of the Loan Agreement is amended by restating clause (f)(iii) thereof to read as follows:

                "(iii) the amount, if any, by which the
                  principal outstanding Indebtedness evidenced by the Notes at any time exceeds the Commitment shall be payable immediately, and shall be applied to the Committed Advance Notes (with the aggregate principal amount outstanding under the Notes to the extent consisting of Foreign Currency Advances being based on the Foreign Currency Equivalent thereof as of the last Banking Day in each calendar month); and"

           9. Section 6.9. Section 6.9 of the Loan Agreement is amended by adding a new clause (j) to read as follows:

           "(j) a Negative Pledge on the shares of capital stock or other evidence of an Investment owned by Borrower or any of its Restricted Subsidiaries in the New Venture Entity that owns the Darling Casino Project, or in any Person that manages or operates such New Venture Entity, in favor of any lender to such New Venture Entity;"

           10. Section 6.16. The Majority Banks hereby consent, pursuant to Section 6.16(a), to the making of New Venture Investments in the New Venture Entity that owns the Darling Casino Project, provided that the aggregate New Venture Capital Expenditures and New Venture Investments with respect to such New Venture do not exceed $275,000,000.

           11.  Exhibits.  Exhibits D and E to the Loan
  Agreement are amended to be in the forms attached to this Amendment.

           12. Conditions Precedent. This Amendment shall become effective on May 6, 1994, provided that on or before such date the following conditions precedent have been satisfied:

           (a) The Managing Agent shall have received executed counterparts of this Amendment from Borrower and Banks comprising at least the Majority Banks; and

           (b) The Managing Agent shall have received from each obligor under the Subsidiary Guaranty its written consent to this Amendment, in form and substance satisfactory to the Managing Agent.

           13. Counterparts. This Amendment may be executed in counterparts in accordance with Section 11.7 of the Loan
  Agreement.

           14.  Confirmation.  In all other respects, the Loan
  Agreement is confirmed.

           This Amendment is dated as of May 6, 1994.


                          CIRCUS CIRCUS ENTERPRISES, INC.



                                 By: __________/s/_____________
                                     Its:______________________



                          BANK OF AMERICA NATIONAL TRUST and
                          SAVINGS ASSOCIATION, as Managing
                          Agent



                                 By: __________/s/_____________
                                     Its:______________________



                          BANK OF AMERICA NATIONAL TRUST and
                          SAVINGS ASSOCIATION, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          CIBC, INC, as Co-Managing Agent and
                          as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE LONG-TERM CREDIT BANK OF JAPAN,
                          LTD., LOS ANGELES AGENCY, as Co-Agent
                          and a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          FIRST INTERSTATE BANK OF NEVADA,
                          N.A., as Co-Agent and a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          SOCIETE GENERALE, as Co-Agent and a
                          Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                          as Co-Agent and a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          CREDIT LYONNAIS LOS ANGELES BRANCH,
                          as Co-Agent and a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          CONTINENTAL BANK N.A., as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                          NEW YORK AND CAYMAN ISLANDS BRANCHES



                                 By: __________/s/_____________
                                     Its:______________________



                          THE MITSUBISHI TRUST AND BANKING
                          CORP., LOS ANGELES AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE SUMITOMO BANK, LIMITED, LOS
                          ANGELES BRANCH, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE TOKAI BANK, LTD., LOS ANGELES
                          AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          UNITED STATES NATIONAL BANK OF
                          OREGON, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE INDUSTRIAL BANK OF JAPAN LIMITED,
                          LOS ANGELES AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          MIDLANTIC NATIONAL BANK, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE NIPPON CREDIT BANK, LTD.,
                          LOS ANGELES AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE YASUDA TRUST & BANKING CO., LTD.,
                          LOS ANGELES AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          BANK OF AMERICA NEVADA, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          NATIONSBANK OF TEXAS, N.A.,as a Bank



                                 By: __________/s/_____________
                                     Its:______________________


                            AMENDMENT NO. 2
                      (Revolving Loan Agreement)

      Reference is made to that certain Revolving Loan Agreement dated as of September 30, 1993 (the "Loan Agreement") among Circus Circus Enterprises, Inc., The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch, all as Co Agents, CIBC Inc., as Co-Managing Agent, Bank of America National Trust and Savings Association, as Managing Agent, and the Banks therein named, as amended by Amendment No. 1 dated May 6, 1994. Terms defined in the Loan Agreement are used herein with the same meanings.

      The parties hereto agree as follows:

           1.   Section 1.1.  Section l.1 of the Loan
  Agreement is amended to restate the following defined terms set forth therein to read as follows:

           "Disposition" means the sale, transfer or other disposition of any asset of Borrower or any of its Restricted Subsidiaries other than (i) inventory or other assets sold or otherwise disposed of in the ordinary course of business of Borrower or a Restricted Subsidiary, (ii) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or a Restricted Subsidiary, (iii) a disposition to Borrower or a Restricted Subsidiary or to a New Venture Entity in connection with a New Venture Investment, and (iv) a disposition of Property acquired by the Borrower or any of its Restricted Subsidiaries as, or as part of, a New Venture, where such disposition is made pursuant to an obligation to sell or a right to purchase such Property, which obligation or right was created substantially concurrently with the acquisition of such Property or the formation of the New Venture Entity.

           "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrower or any of its Restricted Subsidiaries that prohibits Liens on any of its Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under
  Section 6.9 which affects only the Property that is the subject of such permitted Lien, (b) any such covenant that does not apply to Liens securing the Obligations, and (c) any such covenant that applies only to a New Venture Investment of Borrower or any of its Restricted Subsidiaries or to the Property of the corresponding New Venture Entity.



           2.   Section 6.9.   Section 6.9 of the Loan
  Agreement is amended by restating clause (j) set forth therein (pursuant to Amendment No.1 dated as of May 6, 1994) to read as follows:

                "(j) a Negative Pledge on the shares of capital stock (or other evidence of an Investment) owned by Borrower or any of its Restricted Subsidiaries in any New Venture Entity or in any Restricted Subsidiary that manages or operates such New Venture Entity, in favor of any lender to such New Venture Entity;"

           3. Counterparts. This Amendment may be executed in counterparts in accordance with Section 11.7 of the Loan
  Agreement.

           4.   Confirmation.  In all other respects, the Loan
  Agreement is confirmed.

           This Amendment is dated as of August 4, 1994.


                               CIRCUS CIRCUS ENTERPRISES, INC.



                               By:__________/s/_____________
                               Its:_________________________



                               BANK OF AMERICA NATIONAL TRUST
                               SAVINGS ASSOCIATION, as Managing
                               Agent.



                               By:__________/s/______________
                               Its:__________________________



                               BANK OF AMERICA NATIONAL TRUST and
                               SAVINGS ASSOCIATION, as a Bank



                               By:__________/s/______________
                               Its:__________________________




                                CIBC, INC, as Co-Managing Agent and
                                as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE LONG-TERM CREDIT BANK OF JAPAN,
                                LTD., LOS ANGELES AGENCY, as Co-
                                Agent and a Bank



                               By:__________/s/______________
                               Its:__________________________



                                FIRST INTERSTATE BANK OF NEVADA,
                                N.A., as Co-Agent and a Bank



                               By:__________/s/______________
                               Its:__________________________



                                SOCIETE GENERALE, as Co-Agent and a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH, as Co-Agent and a Bank



                               By:__________/s/______________
                               Its:__________________________



                                CREDIT LYONNAIS LOS ANGELES BRANCH,
                                as Co-Agent and a Bank



                               By:__________/s/______________
                               Its:__________________________



                                CONTINENTAL BANK N.A., as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE, NEW YORK AND
                                CAYMAN ISLANDS BRANCHES



                               By:__________/s/______________
                               Its:__________________________


                                THE MITSUBISHI TRUST AND BANKING
                                CORP., LOS ANGELES AGENCY, as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE SUMITOMO BANK, LIMITED, LOS
                                ANGELES BRANCH, as a Bank



                               By:__________/s/______________
                               Its:__________________________


                                THE TOKAI BANK, LTD., LOS ANGELES
                                AGENCY, as a Bank



                               By:__________/s/______________
                               Its:__________________________


                                UNITED STATES NATIONAL BANK OF
                                OREGON, as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE INDUSTRIAL BANK OF JAPAN
                                LIMITED, LOS ANGELES AGENCY, as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                MIDLANTIC NATIONAL BANK, as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE NIPPON CREDIT BANK, LTD.,
                                LOS ANGELES AGENCY, as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE YASUDA TRUST & BANKING CO.,
                                LTD., LOS ANGELES AGENCY, as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                BANK OF AMERICA NEVADA, as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                NATIONSBANK OF TEXAS, N.A.,as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________